SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of June 10, 2008, is entered into by and among Southern Sauce Company, Inc., a Florida corporation (the “Company”), Vision Opportunity China LP, a closed-ended investment company incorporated in Guernsey, as representative of the Purchasers (the “Purchaser Representative”), each entity listed on Schedule A hereto (collectively, the “Principal Stockholders”), and Loeb & Loeb LLP, with an address at 345 Park Avenue New York, NY 10154 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company Units consisting of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain common stock purchase warrants (the “Warrants”) pursuant to a Securities Purchase Agreement dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Purchase Agreement”);

WHEREAS, the Company will issue shares of its Common Stock to Shen Kun International Limited, a company organized in the British Virgin Islands (the “BVI”) (“Shen Kun”), pursuant to that certain Merger Agreement, dated as of June 9, 2008 by and among the Company, Shen Kun Acquisition Sub Limited, a BVI company which is a wholly owned subsidiary of Parent (“Acquisition Subsidiary”), Shen Kun, Parent Controlling Shareholders (as that term is defined in the Merger Agreement), Shen Kun Shareholders (as that term is defined in the Merger Agreement), and Shengkai (Tianjin) Ceramic Valves Co., Ltd., a PRC wholly foreign-owned enterprise (“WFOE”) organized under the laws of the People’s Republic of China (the “PRC”), and Tianjin Shengkai Industrial Technology Development Co., Ltd., a PRC company, (the “Merger Agreement”), and upon the consummation of the transactions contemplated by the Merger Agreement, WFOE, a direct wholly-owned subsidiary of Shen Kun immediately prior to the consummation of the transactions contemplated by the Merger Agreement, will become an indirect wholly-owned subsidiary of the Company (the “Reverse Merger Transaction”);

WHEREAS, the Company and the Purchasers agree that the capitalization table upon which the transactions contemplated by this Agreement and the Purchase Agreement are based is set forth as Schedule B hereto; and

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholders have agreed to place the Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ending June 30, 2008 (“2008”) and June 30, 2009 (“2009”):

(a) In 2008, (i) Both Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2008 (the “2008 financial statements”) exceeds $8.88 million and Cash from Operations, as reported by the Company in the 2008 financial statements exceed $6.5 million and (ii) Net Income Earnings Per Share equals or exceeds $0.22 per share on a fully diluted basis and Cash from Operations Earnings Per Share equals or exceeds $0.16 per share on a fully diluted basis. “Earnings Per Share” is to be calculated by dividing (A) the respective result of Net Income and Cash from Operations, as reported in the 2008 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2008 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2008 Net Income”) by (B) the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred and the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants or options of the Company (“Outstanding Shares”) (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2008 Performance Thresholds”);

(b) In 2009, (i) Both Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2009 (the “2009 financial statements”) exceeds $13 million and Cash from Operations, as reported by the Company in the 2009 financial statements exceed $11 million and (ii) Net Income Earnings Per Share equals or exceeds $0.33 per share on a fully diluted basis and Cash from Operations Earnings Per Share equals or exceeds $0.28 per share on a fully diluted basis. “Earnings Per Share” is to be calculated by dividing (A) the respective result of Net Income and Cash from Operations, as reported by the Company in the 2009 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2009 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2009 Net Income”) by (B) the then Outstanding Shares (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2009 Performance Thresholds”). In event that the gross proceeds resulting from the sale of Units pursuant to the terms of the Purchase Agreement is less than $20 million, the Company, the Purchaser Representative and the Purchasers have agreed that on or about July 1, 2008, the Net Income, Cash from Operations, Net Income Earnings Per Share and Cash from Operations Earnings Per Share targets set forth in the first sentence of this paragraph shall be amended to reflect the agreement of the parties at such time; and

WHEREAS, the Company, the Purchaser Representative and the Purchasers have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2. Upon the execution of this Agreement, each Principal Stockholder shall deliver to the Escrow Agent stock certificates evidencing one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares issuable under the Purchase Agreement and indicated on Schedule A hereto (such shares of Common Stock plus such additional number of shares of Common Stock as may be required to be deposited hereunder pursuant to Section 1.3(i) or 1.3(ii) hereof shall be collectively referred to in this Agreement as the “Escrow Shares”), along with updated stock powers executed in blank with signature medallion guaranteed.

1.3. The parties hereby agree that the 2008 Escrow Shares (as hereinafter defined) shall be delivered based on the achievement of the 2008 Performance Thresholds as set forth below:

(i) If the Company does not achieve at least 50% of each of the 2008 Performance Thresholds, then all of the Escrow Shares (the “2008 Escrow Shares”) shall be distributed on a pro rata basis to the Purchasers based on the number of shares of Series A Preferred and Conversion Shares owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2008 Escrow Shares to the Purchasers on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof. Within five (5) business days after the release of the 2008 Escrow Shares to the Purchasers, each Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent, stock certificates evidencing one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares issuable under the Purchase Agreement.

(ii) If the Company achieves between 50% and 95% of the 2008 Performance Thresholds, the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series A Preferred and Conversion Shares owned by such Purchasers as of the date thereof, the number of 2008 Escrow Shares multiplied by the percentage by which the lowest of the 2008 Performance Thresholds was not achieved and multiplied by 200%. By way of example, if the Company’s Earnings Per Share for 2008 is an amount equal to 60% of the 2008 Performance Thresholds, the Company’s Net Income reported on the 2008 financial statements is an amount equal to 70% of the 2008 Performance Thresholds and the Company’s Cash from Operations reported on the 2008 financial statements is an amount equal to 80% of the 2008 Performance Thresholds, the Purchasers shall receive 200% of the product of 40% of the 2008 Escrow Shares (100%-60%) and, the remaining Escrow Shares shall continue to be held in escrow hereunder. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2008 Escrow Shares to the Purchasers and to hold the remaining Escrow Shares in escrow. Within five (5) business days after the release of the 2008 Escrow Shares to the Purchasers, each Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent, stock certificates evidencing such number of shares of Common Stock so that the number of Escrow Shares shall equal the number of shares of Common Stock initially deposited pursuant to Section 1.2.

(iii) If the Company achieves at least 95% of each of the 2008 Performance Thresholds, then the Escrow Shares shall continue to be held in escrow hereunder.

1.4. The parties hereby agree that the 2009 Escrow Shares (as hereinafter defined) shall be delivered based on achievement of the 2009 Performance Thresholds as set forth below:

(i) If the Company does not achieve at least 50% of each of the 2009 Performance Thresholds, then all of the Escrow Shares (the “2009 Escrow Shares”), shall be distributed on a pro rata basis to the Purchasers based on the number of shares of Series A Preferred and Conversion Shares owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2009 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2009 Escrow Shares to the Purchasers on a pro rata basis based on the number of shares of Series A Preferred owned by such Purchasers as of the date thereof.

(ii) If the Company achieves between 50% and 95% of the 2009 Performance Thresholds, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series A Preferred and Conversion Shares owned by such Purchasers as of the date thereof, the number of 2009 Escrow Shares equal to the number of 2009 Escrow Shares multiplied by the percentage by which the lowest of 2009 Performance Thresholds was not achieved and multiplied by 200% and (b) the remaining 2009 Escrow Shares shall be returned to each Principal Stockholder. By way of example, if the Company’s Earnings Per Share for 2009 is an amount equal to 60% of the 2009 Performance Thresholds, the Company’s Net Income reported on the 2009 financial statements is an amount equal to 70% of the 2009 Performance Thresholds and the Company’s Cash from Operations reported on the 2009 financial statements is an amount equal to 80% of the 2009 Performance Thresholds, the Purchasers shall receive 200% of 40% of the 2009 Escrow Shares (100% - 60%) and the remaining 2009 Escrow Shares shall be returned to each Principal Stockholder. Within five (5) business days of the Purchaser Representative’s receipt of the 2009 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2009 Escrow Shares to the Purchasers and to each Principal Stockholder.

(iii) In the event the Company achieves at least 95% of each of the 2009 Performance Thresholds, all of the 2009 Escrow Shares shall be returned to each Principal Stockholder at the address set forth in Section 5.3 hereof.

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred acquired under the Purchase Agreement and remain shareholders of the Company at the time that the 2009 Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such 2009 Escrow Shares calculated based on their ownership interest at the time when such 2009 Escrow Shares become deliverable hereunder. Any 2009 Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series A Preferred acquired under the Purchase Agreement will be delivered to the Company.

1.5. If the Company fails to timely comply with its obligations set forth in Section 3.25 of the Purchase Agreement (the “Listing Obligation”), then 1,000,000 shares of Common Stock collectively owned by the Principal Stockholders (the “Penalty Shares”) shall be distributed to the Purchasers on a pro rata basis as set forth in Section 3.25 of the Purchase Agreement. Within five (5) business days after the release of the Penalty Shares to the Purchasers, the Principal Stockholders shall deposit into the escrow account maintained by the Escrow Agent, stock certificates evidencing an aggregate of 1,000,000 shares of Common Stock.

1.6. If the Company does not achieve each of the 2008 Performance Thresholds or each of the 2009 Performance Thresholds and/or if the Company does not comply with the Listing Obligation, the Company shall use best efforts to promptly cause the 2008 Escrow Shares, the 2009 Escrow Shares or the Penalty Shares, as applicable, to be delivered to the Purchasers, including causing its transfer agent promptly to issue the certificates in the names of the Purchasers and causing its securities counsel to provide any written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within five business days following delivery of the 2008 financial statements or 2009 financial statements in the case of the 2008 Escrow Shares or the 2009 Escrow Shares, as applicable, to the Purchaser Representative, or, within five business days of September 28, 2009, in the case of the Penalty Shares.

1.7. The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2008, prepared in accordance with US GAAP, on or before March 31, 2009 and (ii) the Company’s audited financial statements for 2009, prepared in accordance with US GAAP, on or before March 31, 2010, so as to allow the Purchaser Representative the opportunity to evaluate whether each of the 2008 Performance Thresholds and each of the 2009 Performance Thresholds were attained. In the event that any Purchaser receives the financial information prior to its dissemination by the Company in either a press release or in the Company’s Commission Documents, the Company shall issue a press release announcing the information or file a Form 8-K within one trading day of a request by the Purchaser to make such information public.

1.8. Upon the written request of the Company and Purchaser Representative, the Escrow Agent shall deliver the 2008 Escrow Shares, the 2009 Escrow Shares and the Penalty Shares, as applicable, to each Purchaser and/or each Principal Stockholder pursuant to the written instructions of the Company and Purchaser Representative.

ARTICLE II
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDERS

2.1. Each Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i) The Escrow Shares placed into escrow hereunder by the Principal Stockholder are validly issued, fully paid and nonassessable shares of the Company. The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder and has good title to such Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder or to enter into this Agreement other than transfer restrictions under the Lock-Up Agreement and/or applicable federal and state securities laws. Upon any delivery of Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder to the Purchasers hereunder, the Purchasers will acquire good and valid title to such Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder pursuant to the terms of the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder.

ARTICLE III
COVENANTS

3.1. [Intentionally Omitted.]

3.2. [Intentionally Omitted.]

ARTICLE IV
MISCELLANEOUS

4.1. The Company will pay Escrow Agent a total of $1,000 for all services rendered by Escrow Agent hereunder.

4.2. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent: Loeb & Loeb LLP

345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum, Esq.
Tel No.:212-407-4000
Fax No.: 212-407-4990

If to the Company or the Principal Stockholders:
Southern Sauce Company, Inc.
No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Development Area
Tianjin, People’s Republic of China 300350
Attention: Wang Chen
Tel. No.: 86-22-2858-8899
Fax No.: 86-22-2859-0003

With a copy to:
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention: Marc J. Ross, Esq.
Tel. No.: (212) 930-9700
Fax No.: (212) 930-9725

If to the Purchaser              Vision Opportunity China LP
Representative:                   20 W. 55th Street, 5th Floor
New York, New York 10019
Attention: Yiting Liu
Tel. No.: (212) 849-8238
Fax No.: (212) 867-1416

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

4.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

4.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

4.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

4.7. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholders, the Purchaser Representative and the Escrow Agent.

4.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

4.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

4.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

4.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for one of the Purchasers and may continue to act as legal counsel for such Purchaser from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for one of the Purchasers and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

4.12. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

4.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

4.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

4.15. The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 10th day of June, 2008.

SOUTHERN SAUCE COMPANY, INC.

By:	/s/ Wang Chen
Name: Wang Chen
Title: Chief Executive Officer

PURCHASER REPRESENTATIVE:

VISION OPPORTUNITY CHINA LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

ESCROW AGENT:

Loeb & Loeb LLP

By:	/s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum
Title: Partner

PRINCIPAL STOCKHOLDER:

By:	/s/ Li Shaoqing
Name: Li Shaoqing
Title: